UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: January 12, 2021

(Date of earliest event reported)

LA JOLLA PHARMACEUTICAL COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 1-36282

California	33-0361285
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4747 Executive Drive, Suite 240, San Diego, California 92121

(Address of principal executive offices, including zip code)

(858) 207-4264

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LJPC	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement

On January 12, 2021, La Jolla Pharmaceutical Company and certain of its wholly owned subsidiaries, including La Jolla Pharma, LLC and Tetraphase Pharmaceuticals, Inc. (collectively, “La Jolla”), entered into an exclusive licensing agreement (the “License Agreement”) with PAION AG and its wholly owned subsidiary (“PAION”) for GIAPREZATM (angiotensin II) and XERAVATM (eravacycline) in the European Economic Area, the United Kingdom and Switzerland (the “Licensed Territory”) whereby La Jolla will be entitled to receive an upfront cash payment of $22.5 million plus potential commercial milestone payments of up to $109.5 million and double-digit tiered royalty payments. PAION is required to use commercially reasonable efforts to commercialize GIAPREZA and XERAVA in the Licensed Territory.

The foregoing description of the License Agreement is qualified in its entirety by reference to the License Agreement, a copy of which will be filed with the U.S. Securities and Exchange Commission as an exhibit to La Jolla’s Annual Report on Form 10-K for the year ended December 31, 2020.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LA JOLLA PHARMACEUTICAL COMPANY

Date: January 12, 2021	By:	/s/ Michael Hearne
Michael Hearne
Chief Financial Officer